Exhibit 15.3

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

Date: 1 May 2023

057753.0003

I-Mab 天境生物

55th Floor, New Bund Center

555 West Haiyang Road

Pudong District, Shanghai

People’s Republic of China

Dear Sir or Madam

I-Mab 天境生物 (the Company)

We are attorneys-at-law qualified to practice in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the SEC) of an annual report on Form 20-F for the year ended 31 December 2022 (the Form 20-F).

We hereby consent to the reference of our name under the headings “Item 5. Operating and Financial Review and Prospects –Taxation – Cayman Islands” and “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” in the Form 20-F and further consent to the incorporation by reference of the summary of our opinion under those headings into the Company’s Registration Statements on Form S-8 (No. 333-239871, No. 333-256603 and No. 333-265684) and Form F-3 (No. 333-252793).

We consent to the filing with the SEC of this consent letter as an exhibit to the Form 20-F. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | I Clark | JP Engwirda | Y Fan | P Kay | MW Kwok

IN Mann | R Ng | ATC Ridgers | PJ Sephton

167896.01A-BEISR01A - MSW

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Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels